Exhibit 10.32

ESH HOSPITALITY HOLDINGS LLC	ESH HOSPITALITY STRATEGIES HOLDINGS LLC

EXTENDED STAY AMERICA, INC.	ESH HOSPITALITY, INC.

SHARE DISTRIBUTION NOTICE

To: [Distributee]

THIS SHARE DISTRIBUTION NOTICE hereby notifies you as a Profit Unit Member, that in connection with the liquidation of ESH Hospitality Holdings LLC (“Holdings”), you will receive the Distributed Shares as set forth below in respect of all of your outstanding [Class B][Class C] Units of each of Holdings and ESH Hospitality Strategies Holdings LLC (the “Profit Units”). [This is in addition to the cash distribution, if any, as described on Exhibit A.] The Distributed Shares represent a publicly traded security comprised of one share of common stock, par value $0.01 per share, of Extended Stay America, Inc., (the “Company”) and one share of Class B common stock, par value $0.01, of ESH Hospitality, Inc. (“ESH REIT”), which are attached and traded together. The Distributed Shares shall be subject to the terms and conditions as set forth in the Restricted Paired Share Agreement by and between Holdings, the Company and ESH REIT, as attached hereto as Exhibit B.

Capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Restricted Paired Share Agreement.

In respect of your Profit Units, you shall receive Distributed Shares as follows:

[CLASS B/CLASS C] PROFIT UNITS	DISTRIBUTED SHARES
Grant Date	Distribution Date
Number of Outstanding Profit Units	Total Number of Distributed Shares
Number of Vested Outstanding Profit Units	Number of Unrestricted Shares
Number of Time-Based Unvested Profit Units	Number of Restricted Shares
Annual Vesting Date	Annual Vesting Date
Number of Unvested Profit Units Scheduled to Vest on a Change of Control Transaction	Number of Accelerated Shares
Annual Vesting Date	Annual Vesting Date

1.	Unrestricted Shares. As set forth in the Restricted Paired Share Agreement, the Unrestricted Shares shall remain subject to the terms of any applicable restrictions on transfer set forth on Exhibit A attached thereto (the “Transfer Restrictions”) and the share ownership guidelines of the Company and ESH REIT set forth on Exhibit B and Exhibit C attached thereto (the “Share Ownership Guidelines”). The Unrestricted Shares shall otherwise shall be free from restrictions, and are generally not subject to forfeiture, provided, however, that in the event you experience a Termination of Service for Cause during the period such Unrestricted Shares remain subject to the Transfer Restrictions, all Unrestricted Shares held by you as of such termination date shall immediately terminate and be forfeited to each of the Company and ESH REIT, as applicable.

2.	Restricted Shares. As set forth in the Restricted Paired Share Agreement, the Restricted Shares shall be subject to the Transfer Restrictions and shall be subject to forfeiture. Subject to your continued service with the Company, these Restricted Shares shall vest according to the following schedule:

NUMBER OF RESTRICTED SHARES	VESTING DATE

In the event you experience a Termination of Service, all of your Restricted Shares that have not yet vested shall immediately terminate and be forfeited to each of the Company and ESH REIT, as applicable. For the avoidance of doubt, once the Restricted Shares have vested, they shall remain subject to the Transfer Restrictions and the Share Ownership Guidelines.

3.	Accelerated Shares. As set forth in the Restricted Paired Share Agreement, the Accelerated Shares shall remain subject to the terms of the Transfer Restrictions and the Share Ownership Guidelines, and shall generally be subject to a holding requirement (i.e., they may not be sold or transferred) until the last Vesting Date set forth above. In the event you experience a Termination of Service for Cause prior to the last Vesting Date, all Accelerated Shares held by you as of such termination date shall immediately terminate and be forfeited to each of the Company and ESH REIT, as applicable.

4.	Change in Control. In the event of a Change in Control (as defined in the Restricted Paired Share Agreement), the Restricted Shares shall immediately vest and the Accelerated Shares shall no longer remain subject to the holding requirement described in the immediately preceding sentence.

5.	Election under Section 83(b). Your receipt of Restricted Shares pursuant to the Restricted Paired Share Agreement is conditioned upon your agreement to make a timely election pursuant to Section 83(b) of the Code to be taxed on the Distribution Date as if your were then fully vested in all of the Restricted Shares in the form attached hereto as Exhibit C. You agree to timely notify the Company and of such election and send the Company a copy thereof. You acknowledge that it is your sole responsibility and not the Company’s obligation, to file timely and properly the Code Section 83(b) election, although the Company will assist you with the filing should you return your completed election to the Company by November [ ], 2014. You should consult your own personal tax advisor for more information concerning tax treatment of your Restricted Shares.

Please contact [            ] if you have any questions.

[EXHIBIT A

Immediately prior to the time that ESH Hospitality Holdings, LLC makes the distribution of Paired Shares to you, ESH Hospitality Holdings, LLC will make a separate distribution of cash to you in the amount of $            . You may use such cash to satisfy your tax obligations arising in connection with the pre-IPO transactions, including as a result of distributions that are deemed to be received by ESH Hospitality Holdings, LLC from ESH Hospitality, Inc. and allocated by ESH Hospitality Holdings, LLC to you, as a the holder of Profits Units.]

EXHIBIT B

Restricted Paired Share Agreement